UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37000 Grand River Avenue, Suite 120 Farmington Hills, MI		48335
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (248) 681-9815

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OCUP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Registered Direct Offering

On June 4, 2021, Ocuphire Pharma, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of an aggregate of 3,076,923 shares of the Company’s common stock (the “Shares”) and warrants to purchase 1,538,461 shares of the Company’s common stock (the “Warrants”, and together with the Shares, the “Securities”). The Company will pay to the Placement Agent a cash fee equal to 7% of the gross proceeds from the sale of the Securities for $12,000,000 and will reimburse the Placement Agent and lead investor for certain of their respective expenses.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

The offering of the Securities (the “Offering”) is being made pursuant to the Company’s effective shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-252715), including the prospectus dated February 12, 2021 contained therein, and a prospectus supplement that the Company intends to file on June 7, 2021.

On June 4, 2021, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers of the Securities. The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of 3,076,923 Shares and 1,538,461 Warrants, at an offering price of $4.875 per one Share and 0.50 Warrants, for gross proceeds of approximately $15,000,000, before deducting the Placement Agent’s fees and related offering expenses. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The Warrants will be exercisable for an aggregate of 1,538,461 shares of common stock. The Warrants will have an exercise price of $6.09 per share, will be exercisable on the six month anniversary of the issuance date (the “Initial Exercise Date”), and will expire five years following the Initial Exercise Date. Subject to limited exceptions, a holder of a Warrant will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Placement Agency Agreement, Purchase Agreement and form of Warrant are filed as Exhibits 1.1, 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement, Purchase Agreement and Warrants are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events

On June 4, 2021, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company is filing the opinion of its counsel, Honigman LLP, as Exhibit 5.1 hereto, regarding the legality of the Securities covered by the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Placement Agency Agreement, dated as of June 4, 2021, by and between Ocuphire Pharma, Inc. and A.G.P./Alliance Global Partners
4.1	Form of Warrant to purchase shares of common stock
5.1	Opinion of Honigman LLP
10.1	Form of Securities Purchase Agreement, dated as of June 4, 2021, by and among Ocuphire Pharma, Inc. and the purchasers identified on the signature pages thereto
99.1	Press Release of Ocuphire Pharma, Inc. dated June 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUPHIRE PHARMA, INC.

By:	/s/ Mina Sooch
Mina Sooch
Chief Executive Officer

Date: June 4, 2021